Exhibit 21.1

SUBSIDIARIES OF ALAMO GROUP INC.

NAME

JURISDICTION OF INCORPORATION

Alamo Group (USA) Inc. (1)

Delaware

Alamo Group (EUR) Limited (1)

United Kingdom

Alamo Capital Inc. (1)

Nevada

Alamo Group International, Inc. (1)

U. S. Virgin Islands

Herschel-Adams Inc. (1)

Nevada

Alamo Group (Canada) Inc. (1)

New Brunswick

Alamo Financial Inc. (2)

Delaware

Alamo Group (KS) Inc. (2)

Kansas

Alamo Group (TX), L.P.(2)

Delaware

Alamo Group Holdings, L.L.P. (2)

Delaware

ALG Holdings, L.L.C. (2)

Delaware

Alamo Group (WA) Inc. (2)

Delaware

Alamo Sales Corp. (2)

Delaware

Alamo Group Trucking, Inc. (2)

Delaware

M&W Gear Company (2)

Delaware

Tiger Corporation (2)

Nevada

Electronics Parts Counter Inc. (2)

Nevada

Schwarze Industries Inc. (2)

Alabama

Schulte (USA) Inc. (2)

Florida

Alamo Group (SMC) Inc. (2)

Nevada

Adams Hard-Facing Company, Inc. (3)

Oklahoma

Alamo Group (IA) Inc. (3)

Nevada

Alamo Group (FR) S.A. (4)

France

Bomford Turner (4)

United Kingdom

McConnel Limited (4)

United Kingdom

NJM Dabekausen Beheer B.V. (5)

Netherlands

Twose of Tiverton Ltd. (5)

United Kingdom

Bomford & Evershed Limited (5)

United Kingdom

Bomford Bros. Limited (5)

United Kingdom

Turner International (Engineering) Limited (5)

United Kingdom

Signalisation Moderne Autoroutiere S. A. (6)

France

Betrac S. A. (6)

France

S.C.I. Industrielle La Saussaie (6)

France

Forges Gorce (6)

France

Faucheux S.A. (6)

France

Schulte Industries Ltd. (7)

Saskatoon

_____________________

(1)

100% owned by Alamo Group Inc.

(2)

100% owned by Alamo Group (USA) Inc.

(3)

100% owned by Herschel-Adams Inc.

(4)

100% owned by Alamo Group (EUR) Limited

(5)

100% owned by Bomford Turner Limited

(6)

100% owned by Alamo Group (FR) S.A.

(7)

100% owned by Alamo Group (Canada)